FOR IMMEDIATE RELEASE
MAY 3, 1998

FOR MORE INFORMATION,
PLEASE CONTACT:
RANDALL J. SMITH, (310) 445-6822
EMAIL:  INFO@WESTFIELDAMERICA.COM

WEBSITE: www.westfieldamerica.com


                          Westfield America (NYSE:WEA)
                         To Issue $300 Million of Notes

Los Angeles, CA, May 3, 1998 -- Westfield America, Inc. (NYE:WEA) announced today that it signed an underwriting agreement to issue approximately U.S.$300 million of unsecured subordinated notes to Australian investors, repayable in 3 equal installments due in June 2001, 2002 and 2003. The interest rate will be fixed at the time of closing in June 1998, at approximately 225 basis points over the Australian/U.S. dollar four year swap rate.

The proceeds of the notes will be utilized in the financing of the recently announced purchase of up to 13 regional shopping centers from TrizecHahn. The acquisition will be completed in stages, beginning August/September 1998 and finishing by the end of the year.

The notes have not been, and will not be, registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

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